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                                                                  EXHIBIT 10(ii)

                              EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT, made and entered into as of the 21st day of January, 1998, by and between PCS PHOSPHATE COMPANY, INC. (formerly Texasgulf Inc.), a Delaware Corporation (the "Company"), and THOMAS J. WRIGHT ("Employee").


                              W I T N E S S E T H:

WHEREAS, the Company recognizes the Employee's contribution to the growth and success of the Company has been substantial and desires to assure the Company of Employee's continued employment, and

WHEREAS, Employee is desirous of continuing to serve the Company on the terms herein provided;

NOW THEREFORE, in consideration of the promises hereinafter set forth, the parties agree as follows:

1. Employment. The Company agrees to continue to employ Employee, and Employee agrees to continue to serve the Company, subject to the terms and conditions set forth herein.

2.       Term. The employment of Employee by the Company as provided in Section
         1. hereof will be for a period commencing on the date hereof and ending on June 30, 1999, unless further extended or sooner terminated as herein provided.

3. Position and Duties. During the term of this Agreement, Employee shall serve as President of the Company with general responsibility for all phosphate and feed operations. Employee agrees to devote all of his business time, skill, attention and best efforts during normal business hours to the business of the Company to the extent necessary to discharge the responsibilities assigned to him during the period of his employment hereunder, except for (i) service on other corporate, civic or charitable boards or committees not significantly interfering with his duties hereunder and (ii) usual, ordinary and customary periods of vacation.

4.       Compensation

         i. Base Salary. Employee shall receive a base salary ("Base Salary") at a monthly rate of $36,666.66 during the term of this Agreement. The Base Salary shall be reviewed at least once each year. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder, and once established at an increased rate, the Base Salary hereunder shall not thereafter be reduced.

         ii. Incentive Compensation: Bonuses. In addition to Base Salary, Employee shall be entitled to participate in incentive plans and stock option plans of Potash Corporation of Saskatchewan Inc. ("PCS") for key employees of PCS and its subsidiaries in effect from time to time.


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         iii.     Deferred Compensation. Employee will be protected for the full amount standing to his credit in his deferred compensation account as at February 29, 1996 and will be entitled to payments, upon retirement, in accordance with the Texasgulf deferred compensation program as it existed April 10, 1995. Employee's compensation may not, after February 29, 1996, be deferred.

         iv. Expenses. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in accordance with the policies and procedures of the Company.

         v. Benefit Plans. Employee shall be entitled to participate in or receive benefits under all of the Company's benefit plans, policies, practices and arrangements in which Employee is presently eligible to participate, or plans and arrangements substituted therefor. Employee shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, savings plan, life insurance, health and accident plan, short or long-term disability plan or arrangement or other benefit plan (collective, the "Benefit Plans") made available by the Company in the future to its executives or key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans. The Company agrees to secure payment by it of all non-qualified deferred compensation benefits promised to Employee, including but not limited to (a) benefits under any deferred compensation agreements entered into between the Company and Employee and
                  (b) benefits under the Company's non-qualified excess benefits pension plan, in a manner consistent with general corporate practice to protect such benefits.

         vi. Vacations. Employee shall be entitled to paid vacation in accordance with Company's vacation policy as in effect from time to time. Employee shall be entitled to all paid holidays given by the Company to its employees.

         vii. Perquisites. Employee shall be entitled to continue to receive fringe benefits and perquisites, including without limitation the use of an automobile and the payment by the Company of initiation fees and dues for country clubs, luncheon clubs, or similar facilities in accordance with the Company's policy presently in effect.

5.       Termination

         i. Death. This Agreement shall terminate automatically upon the death of Employee, subject to the provisions of subparagraphs 6(i) and 6(v) hereof.

         ii. Cause. The Company may terminate Employee's employment for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon
                  (A) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Company believes that Employee has not


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                  substantially performed his duties, or (B) the willful
                  engaging by Employee in gross misconduct materially and demonstrably injurious to the Company. For the purpose of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interest of the Company.

         iii. Good Reason. Employee may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  A. without the express written consent of Employee, (x) the assignment to Employee of any duties materially inconsistent with Employee's present position, duties, responsibilities and status with the Company, or (y) over Employee's objection, a substantial reduction of Employee's duties and responsibilities;

                  B.       a reduction by the Company in Employee's Base Salary;

                  C. the failure by the Company to continue in effect any Benefit Plan, unless a substitute plan or plans provide Employee with a substantially similar level of benefits;

                  D. any failure of the Company to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in paragraph 8. hereof; or

                  E. any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (iv) below; and for the purpose of this Agreement, no such purported termination shall be effective.

         iv.      Notice of Termination.

                  Any termination by the Company for Cause or by Employee for Good Reason or otherwise shall be communicated by Notice of Termination to the other party hereto. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

         v. Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a binding and final arbitration award.


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6.       Compensation Upon Termination or Death

         i. If Employee's employment is terminated by reason of Employee's death, this Agreement shall terminate, and no further compensation shall be payable to Employee hereunder except as specifically provided herein; provided, however, that Employee's estate, heirs and beneficiaries shall be entitled to receive the full amount of the Base Salary for the month in which death occurs, the amount payable under the Survivorship Plan and all other benefits available to them under the Company's Benefit Plans.

         ii. If Employee's employment shall be terminated for Cause, or if Employee terminates his employment other than for Good Reason, the Company shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to Employee under this Agreement. Employee's rights under Benefit Plans or other agreements shall be determined by the provisions contained therein.

         iii. If the Company shall terminate Employee's employment other than for Cause, or if Employee shall terminate his employment for Good Reason, then the Company shall pay to Employee as liquidated damages in a lump sum on the fifteenth day following the Date of Termination, the following amounts:

                  A. Employee's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  B. in lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) Employee's Base Salary at the rate in effect as of the Date of Termination, multiplied by the number of months, including partial months, remaining in the term of this Agreement;

                  C. all reasonable legal fees and other reasonable expenses incurred by Employee as a result of such termination.

         iv. If the Company terminates Employee other than for Cause, or if Employee terminates his employment for Good Reason, the Company shall retain in full force and effect for the continued benefit of Employee and his eligible dependents and beneficiaries, until the last day of the term of this Agreement, the employee benefits under the Company's Benefit Plans that they were eligible to receive immediately prior to the Date of Termination, subject to the terms and conditions of the Benefit Plans, provided that Employee's continued participation or the participation of such eligible dependents or beneficiaries is possible under the general terms and provisions of such Benefit Plans. In the event that Employee's participation or the participation of such eligible dependents or beneficiaries in any such Benefit Plan is barred, the Company shall arrange to provide Employee or such eligible dependents or beneficiaries for such period with benefits substantially similar to those which Employee and such eligible dependents or beneficiaries would be entitled to receive under such Benefit


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                  Plans. At the end of the period of coverage, Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Employee. The provisions of this subparagraph 6.(iv) shall be in addition to and not in limitation of the provisions of subparagraph 6.(v) below.

         v. If the Employee shall be terminated by the Company other than for Cause, or if Employee terminates his employment for Good Reason, or if Employee shall die after such termination and during what would otherwise be the term of this Agreement, then, in addition to the other payment provided for in this paragraph 6., Employee and his eligible dependents and beneficiaries shall be entitled to receive from the Company benefits equivalent to the retirement and death benefits they would have been entitled to receive under the Company's retirement and death benefit plans if Employee had been employed pursuant to this Agreement throughout the entire term of this Agreement, or to the date of his death, as the case may be.

         vi. Employee shall not receive payments of Base Salary under this Agreement for any period during which Employee receives payments under the Company's short or long-term disability plans.

         vii. Employee shall not be required to mitigate the amount of any payment provided for in this paragraph 6. by seeking other employment or otherwise, nor shall the amount of any payment provided for in this paragraph 6. be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

         viii. Employee's rights under deferred compensation agreements shall be determined by the provisions contained herein.

7. Confidential Information. During the course of his employment, Employee will have access to confidential records, data, formulae, specifications and secret inventions and processes owned and developed by the use in the course of the business of the Company and its subsidiaries and which will be disclosed to Employee in confidence. Employee agrees that he will not, during the term or after the conclusion of his employment by the Company, except as may be reasonably necessary or appropriate in connection with the performance by Employee of his duties as an executive of the Company or as may be authorized by the written consent of the Company, either directly or indirectly, use, publish or disclose, or authorized anyone else to use, publish or disclose, any proprietary knowledge or information concerning any such records, data, formulae, specifications, inventions or processes relating to the business of the Company and its subsidiaries.

8.       Successors: Binding Agreement.

         i. The Company shall require any successor to all or substantially all of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the


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                  same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 8. or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         ii. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employee:

                  Mr. Thomas J. Wright
                  3604 Ranlo Drive
                  Raleigh, North Carolina   27612

         If to the Company:

                  PCS Phosphate Company, Inc.
                  c/o Potash Corporation of Saskatchewan Inc.
                  500, 122 First Avenue South
                  Saskatoon, Saskatchewan S7K 7G3
                  Attention: Chief Executive Officer, PCS Inc.

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and an appropriate officer of the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of North Carolina.

11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


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12.      Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

13. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

14. Sole Agreement: Upon the entering into this Agreement by both parties any previous contracts of employment between the parties are terminated and no longer of any force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                PCS PHOSPHATE COMPANY, INC.


                                                By: /s/
                                                   -----------------------------


                                                By: /s/
                                                   -----------------------------



                                                THOMAS J. WRIGHT

                                                /s/
                                                --------------------------------




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